EXHIBIT 4.147

Termination Agreement

This Agreement is executed on Apr 12, 2007 by and among:

Party A:	Ebay Each Internet Information Service (Shanghai ) Co. Ltd.
Address:	Floor 12, Laifushi Plaza, No. 268, Xizang Middle Road, Shanghai

Party B:	Beijing Yi Lian Tong He Information Technology Co., Ltd
Address:	Room 606, Building C, No. 18, South Xi Huan Road, Beijing economic and technology development area, Beijing

Party C:	Wan Hua
ID Number:	110106196207281812
Address:	No. 1303, Building 502, Xicui Road, Haidian District, Beijing

Party D:	Wei Hong Jun
ID Number:	452701197505200510
Address:	No. 32, Hechi Street, Hechi Town, Hechi City, Guangxi Province

Whereas:

1.	Party A, Party B, Party C and Party D jointly executed a Business Operation Agreement (hereinafter referred to as the “Business Operation Agreement”) on Feb 1, 2007.

2.	Party A, Party B, Party C and Party D wish to terminate the said Business Operation Agreement upon the satisfaction of certain conditions.

Now therefore, the Parties agree as follows:

1.	Party A, Party B, Party C and Party D agree to terminate the Business Operation Agreement, which shall automatically become invalid upon the effective date of this agreement.

2.	On the date when the Business Operation Agreement becomes invalid, the rights and obligations of Parties under the Business Operation Agreement shall be terminated accordingly.

3.	This Agreement shall take effect on the date when Party C and Party D execute Share Transfer Agreement with the person designated by Party A with respect to all their equity interest in Party B and register the change of shareholder with the original administration of industry and commerce.

4.	This Agreement shall be governed by the PRC laws.

5.	This Agreement is made in four copies, each held by either Party.

[Execution Page]

Party A: Ebay Each Internet Information Service (Shanghai) Co. Ltd.

Authorized Representative:

Seal:

Party B: Beijing Yi Lian Tong He Information Technology Co., Ltd

Authorized Representative:

Seal:

Party C: Wan Hua

Signature:

Party D: Wei Hong Jun

Signature:

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